                                                                Exhibit 10.125
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                            BRANDYWINE REALTY TRUST
                            RESTRICTED SHARE AWARD
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                  This is a Restricted Share Award dated January 2, 1998 from Brandywine Realty Trust, a Maryland real estate investment trust (the "Company") to Gerard H. Sweeney ("Grantee"). Terms used herein as defined terms and not defined herein have the meanings assigned to them in the Brandywine Realty Trust 1997 Long-Term Incentive Plan, as amended from time to time (the "Plan").

                  1.       Definitions.  As used herein:

                           (a) "Award" means the award of Restricted Shares
hereby granted.

                           (b) "Board" means the Board of Trustees of the
Company, as constituted from time to time.

                           (c) "Cause" means "Cause" as defined in the
Employment Agreement or the Plan.

                           (d) "Change of Control" means "Change of Control"
as defined in the Plan.

                           (e) "Code" means the Internal Revenue Code of 1986,
as amended from time to time, and any successor thereto.

                           (f) "Committee" means the Committee appointed by
the Board in accordance with Section 2 of the Plan, if one is appointed and in existence at the time of reference. If no committee has been appointed pursuant to Section 2, or if such a committee is not in existence at the time of reference, "Committee" means the Board.

                           (g) "Date of Grant" means January 2, 1998, the date
on which the Company awarded the Restricted Shares.

                           (h) "Disability" means "Disability" as defined in
the Plan.

                           (i) "Employer" means the Company or the
Subsidiary for which Grantee is performing services on the applicable Vesting Date.

                           (j) "Employment Agreement" means the employment
agreement between Grantee and the Company, dated January 2, 1998, or any subsequent employment agreement between Grantee and the Company as in effect at the time of determination.

                           (k) "Resignation for Good Reason" means "Resignation
for Good Reason" as defined in the Employment Agreement.

                           (l) "Restricted Period" means, with respect to each
Restricted Share, the period beginning on the Date of Grant and ending on the Vesting Date.

                           (m) "Restricted Shares" means the 237,624 Shares
which are the subject of the Award hereby granted.

                           (n) "Rule 16b-3" means Rule 16b-3 promulgated under
the 1934 Act, as in effect from time to time.

                           (o) "Share" means a common share of beneficial
interest, $.01 par value per share, of the Company, subject to substitution or adjustment as provided in Section 3(c) of the Plan.

                           (p) "Subsidiary" means, with respect to the
Company, a subsidiary company, whether now or hereafter existing, as defined in section 424(f) of the Code, and any other entity 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.

                           (q) "Vesting Date" means the date on which the
restrictions imposed under Paragraph 3 on a Restricted Share lapse, as provided in Paragraph 4.

                  2. Grant of Restricted Shares. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Grantee the Restricted Shares. Grantee shall pay to the Company $.01 per Restricted Share granted to him.

                  3. Restrictions on Restricted Share. Subject to the terms and conditions set forth herein and in the Plan, prior to the Vesting Date in respect of Restricted Shares, Grantee shall not be permitted to sell, transfer, pledge or assign such Restricted Shares. Share certificates evidencing Restricted Shares shall be held in custody by the Company until the restrictions thereon have lapsed. Concurrently herewith, Participant shall deliver to the Company a share power, endorsed in blank, relating to the Restricted Shares covered by the Award. During the Restricted Period, share certificates evidencing Restricted Shares shall bear a legend in substantially the following form:

                  THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE BRANDYWINE REALTY TRUST 1997 LONG-TERM INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BRANDYWINE REALTY TRUST. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF BRANDYWINE REALTY TRUST AND WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

                  4.       Lapse of Restrictions.

                           (a) Subject to the terms and conditions set forth
herein and in the Plan, the restrictions set forth in Paragraph 3 on each Restricted Share that has not been forfeited shall lapse on the applicable Vesting Date in respect of such Restricted Share, provided that either (i) on the Vesting Date, Grantee is, and has from the Date of Grant continuously been, an employee of the Company or a Subsidiary during the Restricted Period, or (ii) Grantee's termination of employment before the Vesting Date is described in Paragraph 5(a)(i) or Paragraph 5(a)(ii).

                           (b) Subject to Paragraph 4(a), a Vesting Date for
Restricted Shares subject to the Award shall occur in accordance with the following schedule:

                                    (i) As to twelve and one-half percent
(12.5%) of the Restricted Shares, December 31, 1998;

                                    (ii) As to an additional twelve and one-half
percent (12.5%) of the Restricted Shares, December 31, 1999;

                                    (iii) As to an additional twelve and
one-half percent (12.5%) of the Restricted Shares, December 31, 2000;

                                    (iv) As to an additional twelve and one-half
percent (12.5%) of the Restricted Shares, December 31, 2001;

                                    (v) As to an additional twelve and one-half
percent (12.5%) of the Restricted Shares, December 31, 2002;

                                    (vi) As to an additional twelve and one-half
percent (12.5%) of the Restricted Shares, December 31, 2003;

                                    (vii) As to an additional twelve and
one-half percent (12.5%) of the Restricted Shares, December 31, 2004;

                                    (viii) As to an additional twelve and
one-half percent (12.5%) of the Restricted Shares, December 31, 2005.

                           (c) Notwithstanding Paragraph 4(b), a Vesting Date
for all Restricted Shares subject to the Award shall occur upon the occurrence of any of the following events, and the Restricted Shares, to the extent not previously vested, shall thereupon vest in full:

                                    (i) Change of Control, provided that (A) as
of the date of the Change of Control, Grantee is, and has from the Date of Grant continuously been, an employee of the Company or a Subsidiary or (B) Grantee's termination of employment before the date of the Change of Control is described in Paragraph 5(a)(i) or Paragraph 5(a)(ii).

                                    (ii) The purchase of any common share of
beneficial interest of the Company pursuant to a tender or exchange offer other than an offer by the Company, provided that (A) as of the date of such purchase, Grantee is, and has from the Date of Grant, continuously been, an employee of Company or a Subsidiary or (B) Grantee's termination of employment before the date of such purchase is described in Paragraph 5(a)(i) or Paragraph 5(a)(ii).

                                    (iii) Termination of the Grantee's
employment by the Employer without Cause;

                                    (iv) The Grantee's resignation from the
Employer if such resignation is a Resignation for Good Reason.

                  5.       Forfeiture of Restricted Shares.

                           (a) Subject to the terms and conditions set forth
herein, if Grantee terminates employment with the Company and all Subsidiaries during the Restricted Period for reasons other than as described in Paragraph 4(c), Grantee shall forfeit the Restricted Shares which have not vested as of such termination of employment, provided that Grantee shall not, on account of such termination, forfeit Restricted Shares which have not vested as of:

                                    (i) Grantee's termination of employment
following the Company's notification to Grantee of its intention not to renew the term of the Employment Agreement; or

                                    (ii) Grantee's termination of employment
with the Employer because of death or Disability.

Upon a forfeiture of the Restricted Shares as provided in this Paragraph 5, the Restricted Shares shall be deemed canceled.

                           (b) The provisions of this Paragraph 5 shall not
apply to Restricted Shares as to which the restrictions of Paragraph 3 have lapsed.

                  6. Rights of Grantee. During the Restricted Period, with respect to the Restricted Shares, Grantee shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any distributions or dividends payable on Shares.

                  7. Notices. Any notice to the Company under this Award shall be made to:

                                             Brandywine Realty Trust
                                             16 Campus Boulevard
                                             Suite 150
                                             Newtown Square, PA 19073
                                             Attention: Chief Financial Officer

or such other address as may be provided to Grantee by written notice. Any notice to Grantee under this award shall be made to Grantee at the address listed in the Company's personnel files. All notices under this Award shall be deemed to have been given when hand-delivered, telecopied or mailed, first class postage prepaid, and shall be irrevocable once given.

                  8. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

                  9. Delivery of Shares. Upon a Vesting Date, the Company shall notify Grantee (or Grantee's legal representatives, estate or heirs, in the event of Grantee's death before a Vesting Date) that the restrictions on the Restricted Shares have lapsed. Within ten (10) business days of a Vesting Date, the Company shall, without payment from Grantee for the Restricted Shares, deliver to Grantee a certificate for the Restricted Shares without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 8, provided that no certificates for Shares will be delivered to Grantee until appropriate arrangements have been made with Employer for the withholding of any taxes which may be due with respect to such Shares. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share on the Vesting Date, as determined by the Committee.

                  10. Award Not to Affect Employment. The Award granted hereunder shall not confer upon Grantee any right to continue in the employment of the Company or any Subsidiary.

                  11. Miscellaneous.

                           (a) The address for Grantee to which notice,
demands and other communications are to be given or delivered under or by reason of the provisions hereof shall be the Grantee's address as reflected in the Company's personnel records.

                           (b) This Award and all questions relating to its
validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of Pennsylvania.

                                     BRANDYWINE REALTY TRUST


                                           BY: ________________________________


                                           TITLE:______________________________